Exhibit 10.31

CRAWFORD & COMPANY

EXECUTIVE STOCK BONUS PLAN

PERFORMANCE SHARE UNIT AWARD AGREEMENT

THIS AGREEMENT, entered into as of the Grant Date, by and between the Participant and Crawford & Company (the “Company”);

WHEREAS, the Company maintains the Crawford & Company Executive Stock Bonus Plan (the “Plan”), which is incorporated into and forms a part of this Agreement, and the Participant has been selected by the committee administering the Plan (the “Committee”) to receive an Award of Performance Share Units under the Plan;

NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

1. Terms of Award and Definitions. For following terms used in this Agreement shall have the meanings set forth in this Section 1:

(a) Date of Termination. The Participant’s “Date of Termination” shall be the first day occurring on or after the Grant Date on which the Participant is neither employed by the Company or any Subsidiary Corporation; provided that a termination shall not be considered to have occurred while the Participant is on an approved leave of absence from the Company or a Subsidiary Corporation. If, as a result of a sale or other transaction that does not constitute a Terminating Event, the Participant’s employer is or becomes an entity that is separate from the Company or any Subsidiary Corporation, the occurrence of such transaction shall be treated as the Participant’s Date of Termination caused by the Participant being discharged by the employer.

(b) Designated Beneficiary. The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require.

(c) Disability. Except as otherwise provided by the Committee, the Participant shall be considered to have a “Disability” if he is eligible for disability payments under the Company’s long-term disability plan.

(d) Grant Date. The “Grant Date” is March 24, 2006.

(e) Participant. The “Participant” is Ian Muress.

(f) Performance Period. The “Performance Period” is the period beginning on November 1, 2005 and ending on October 31, 2010.

(g) Performance Share Units. The number of “Performance Share Units” awarded under this Agreement shall be 50,000 shares.

(h) Retirement. “Retirement” of the Participant shall mean, with the approval of the Committee, the occurrence of the Participant’s Date of Termination on or after the date the Participant attains age 65.

Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Agreement.

2. Award. Subject to the terms of this Agreement and the Plan, the Participant is hereby granted the number of Performance Share Units as set forth in Section 1.

3. Settlement of Awards.

(a) Pursuant to the terms and conditions of Section 5, the Company shall deliver to the Participant one share of Stock for each Performance Share Unit earned by the Participant, as determined in accordance with the provisions of Section 4.

(b) The earned Performance Share Units payable to the Participant in accordance with the provisions of this Section 3 shall be paid solely in shares of Stock.

(c) There shall be no adjustment to the Performance Share Units for dividends paid by the Company.

4. Performance Goals. The Performance Share Units shall be measured based on five-year growth of the Company’s pretax income in the United Kingdom over the Company’s actual pretax income in the United Kingdom during fiscal year 2005 of $6,889,000. If growth of 7.5% is achieved, then 25% of the award will be earned. If growth of 10% is achieved, then 50% of the award will be earned. If growth of 15% is achieved, then 100% of the award will be earned. The number of Performance Share Units earned shall be based on growth achieved between the above targeted levels and shall be determined on a pro rata basis; provided, however, no Performance Share Units shall be earned unless growth of at least 7.5% is achieved. In determining the Company’s pretax income in the United Kingdom for purposes of this Agreement, the accrued expense of the Performance Share Units will be taken into consideration, and such accrued expense shall be based on the Stock price as of the Grant Date, amortized over the Performance Period.

5. Transfer and Forfeiture of Shares.

(a) Except as otherwise provided in this Agreement, and provided the Participant’s Date of Termination has not occurred on or before the applicable vesting date, Performance Share Units earned in accordance with the provisions of Sections 3 and 4 shall vest and payment of Stock for such earned and vested Performance Share Units shall be made as soon as practicable after the vesting date set forth in Section 5(b), provided, however, in all events such payment shall be made prior to the date that is 2 1/2 months after the calendar year in which the Performance Share Units become vested.

(b) Up to 50% of the earned Performance Share Units shall vest as of October 31, 2008. Any remaining earned Performance Share Units shall vest as of October 31, 2010.

(c) If the Participant’s Date of Termination occurs prior to the applicable vesting date provided in Section 5(a), the Participant shall become fully vested in the Performance Share Units earned in accordance with the provisions of Sections 3 and 4 if the Participant’s Date of Termination occurs by reason of the Participant’s Retirement, death or Disability. Payment of Stock for such earned and vested Performance Share Units shall be made as soon as practicable following the date of the Participant’s Retirement, death or Disability, provided, however, in all events such payment shall be made prior to the date that is 2 1/ 2 months after the calendar year in which the Performance Share Units become vested.

(d) Notwithstanding Section 4 and any contrary provision of this Section 5, upon the occurrence of a Terminating Event, and provided the Participant’s Date of Termination does not occur before the Terminating Event date, the Participant shall earn a prorated amount of the Performance Share Units that would have been earned by the Participant in accordance with Section 4 as if 100% of the Performance Goals set forth in Section 4 for the Performance Period had been achieved and all vesting conditions of Section 5 had been satisfied, prorated based on the period of time elapsed from the beginning of the Performance Period through the date of the Terminating Event.

(e) Except as otherwise provided in this Section 5, if the Participant’s Date of Termination occurs during the Performance Period or prior to the date the Performance Share Units become vested, the unearned or nonvested Performance Share Units granted under this Agreement shall be forfeited on the Date of Termination.

6. Non-Transferable. This Award shall not be assignable or transferable except by will or by laws of descent and distribution. Any other attempted assignment or transfer, or any attempted pledge, hypothecation or other disposition of, or levy of any execution, attachment or similar process upon this Award will be null and void and without effect.

7. Heirs and Successors.

(a) This Agreement shall be binding upon, and inure to the benefit of, the Company and the Participant and their respective heirs, executors, administrators, successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.

(b) If any rights exercisable by the Participant or benefits deliverable to the Participant under this Agreement have not been exercised or delivered, respectively, at the time of the Participant’s death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan.

(c) If a deceased Participant has failed to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant.

(d) If a deceased Participant has designated a beneficiary but the Designated Beneficiary dies before the Designated Beneficiary’s exercise of all rights under this Agreement but before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

8. Withholding. The Participant hereby consents to whatever action the Committee directs to satisfy the minimum statutory federal and state tax withholding requirements, if any, that the Committee in its discretion deems applicable to the Award of Performance Share Units or the satisfaction of any forfeiture or vesting conditions with respect to such Award. The Participant may elect to satisfy such minimum federal and state tax withholding requirements through a reduction in the number of shares of Stock actually transferred to him or to her under the Plan. No withholding shall be effected under the Plan that exceeds the minimum statutory federal and state withholding requirements.

9. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.

10. Securities Registration. Upon the receipt of Stock pursuant to the terms of this Agreement, the Participant shall, if so requested by the Company, (a) hold such Stock for investment and not with a view of resale or distribution to the public and (b) deliver to the Company a written statement satisfactory to the Company to that effect.

11. Other Laws. The Company shall have the right to refuse to issue or transfer any Stock under this Agreement if the Company, acting in its absolute discretion, determines that the issuance or transfer of such Stock might violate any applicable law or regulation.

12. Disposition of Shares. The Participant shall, so long as he or she remains an employee of the Company or Subsidiary Corporation, be obligated to notify the Company in the case of each sale or other disposition of any Stock acquired pursuant to the terms of this Agreement, such notice to be given to the Company immediately upon the occurrence of any such sale or other disposition.

13. No Contract of Employment. Neither the Plan, this Agreement nor any related material shall give the Participant the right to continue in employment by the Company or by a Subsidiary Corporation or shall adversely affect the right of the Company or a Subsidiary Corporation to terminate the Participant’s employment with or without cause at any time.

14. Shareholder Rights. The Participant shall have no rights as a stockholder with respect to any shares of Stock under this Agreement until such shares have been duly issued and delivered to the Participant, and no adjustment shall be made for dividends of any kind or description whatsoever or for distributions of other rights of any kind or description whatsoever respecting such Stock except as expressly set forth in the Plan or this Agreement.

15. Section 409A Compliance. The Company intends that the Performance Share Unit Awards granted hereunder be exempt from the application of Section 409A of the Code and the regulations, rulings and other guidance issued thereunder (the “Requirements”) as a “short-term deferral” and that the Performance Share Unit Awards be operated in accordance with such Requirements so that compensation paid in connection with such Awards (and applicable investment earnings) shall not be included in income under Section 409A. Any ambiguities in this Agreement or the Plan shall be construed to effect this intent. If any provision of this Agreement or the Plan is found to be in violation of the Requirements, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render such provision in conformity with the Requirements, or shall be deemed excised from this Agreement, and this Agreement shall be construed and enforced to the maximum extent permitted by the Requirements as if such provision had been originally incorporated in this Agreement as so modified or restricted, or as if such provision had not been originally incorporated in this Agreement, as the case may be.

16. Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company; and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.

17. Governing Law, Jurisdiction and Venue. The Plan and this Agreement shall be governed by the laws of the State of Georgia and the jurisdiction and venue of any suit, action, or other proceeding relating to this Agreement, including the enforcement of any rights under this Agreement shall be in the Superior Court of Fulton County, Georgia and the United States District Court for the Northern District of Georgia. Any process or notice in connection with such suit, action or other proceeding may be served by certified or registered mail or personal service within or without the State of Georgia, provided a reasonable time for appearance is allowed.

18. Amendment.

(a) The Committee may amend this Agreement by written agreement of the Participant and the Company, without the consent of any other person.

(b) Notwithstanding Section 11(a), the Committee shall have the right to amend this Agreement unilaterally or to withhold or otherwise restrict the transfer of any Stock under this Agreement to the Participant as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

(c) Notwithstanding Section 11(a), the Committee shall have the right to amend this Agreement unilaterally to the extent the Committee deems such amendment necessary to comply with Section 409A of the Code.

IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Company has caused these presents to be executed in its name and on its behalf, all as of the Grant Date.

Crawford & Company

By:	/s/ Thomas W. Crawford	/s/ I.V. Muress
Ian Muress
Its:	President & CEO
	Company	Participant

CRAWFORD & COMPANY

EXECUTIVE STOCK BONUS PLAN

BENEFICIARY DESIGNATION FORM

I wish to designate the following person(s) as my beneficiary(ies) to receive my restricted shares and other outstanding awards, if any, under the Crawford & Company Executive Stock Bonus Plan (the “Plan”) in the event of my death. I reserve the right to change this designation with the understanding that this designation, and any change thereof, will be effective only upon delivery to the Company. The right to receive my restricted shares and other outstanding awards under the Plan, if any, will be transferred to my primary beneficiaries who survive me, and to my secondary beneficiaries who survive me only if none of my primary beneficiaries survive me.

A.	PRIMARY BENEFICIARY (BENEFICIARIES)

	Name of Beneficiary	Relationship	Percentage
1.

2.

3.

B.	SECONDARY BENEFICIARY (BENEFICIARIES)

	Name of Beneficiary	Relationship	Percentage
1.

2.

3.

I acknowledge that execution of this form and delivery thereof to the Company revokes all prior beneficiary designations I have made with respect to my outstanding awards under the Plan.

Participant’s signature:                                                  .

Date:                     ,             .